SECURITIES AND EXCHANGE COMMISSION{PRIVATE }

                               WASHINGTON, D.C. 20549

                                     FORM 8-K/A
                                   (Amendment No.2)

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                         Securities and Exchange Act of 1934



          Date of Report  (Date of earliest  event reported) September 29,
                                                            --------------

          1995
          -----



                            MANAGEMENT TECHNOLOGIES, INC.
          -----------------------------------------------------------------

            Exact name of Registrant as specified in its Charter)



                                     NEW YORK
          -----------------------------------------------------------------

            (State of other jurisdiction of incorporation)


               0-17206                              13-3029797
          ---------------------               -----------------------------


          Commission File  No.                             I.R.S.  Employer
          Identification


          630 Third Avenue, New York, NY            10017
          --------------------------------    -----------------------------


          Address of principal                Zip Code
          executive offices


                (212) 983-5620
          -------------------------------

          Registrant's telephone number,
          including area code




          ITEM 5.   OTHER EVENTS


                    On  September  29,  1995,  the  Registrant  ("Company")
          entered into an agreement with Midland Associates ("Midland") wherein the Company agreed with Midland to settle its indebtedness to Midland in the sum of $1,064,065.68 by the exchange of the Company's stock equity interest in New Paradigm Software Corp. ("NPSC") as follows: 439,999 shares of NPSC, and 180,000 warrants to purchase 180,000 shares at $3.50 per share for a period of five years. The Company's indebtedness to Midland was satisfied as a result of the aforementioned arrangement. In addition thereto, the Company restructured the common stock purchase warrants issued to Midland in that the former were recast into 571,429 options to purchase 571,429 shares of common stock at $1.00 per share until July 10, 2000 and the former warrants issued to Robert Trump, individually, which aggregated 295,001 at various prices were exchanged for 723,572 warrants at $1.00 per share exercisable until July 10, 2000. On October 8, 1995, Midland exercised 100,000 options to purchase 100,000 sharees at $1.00 per share.
                    Annexed hereto and made a part hereof as Exhibit 10.114 is a copy of the settlement agreement attached to said agreement.



          ITEM 7. EXHIBITS
                    10.114. Copy of Settlement Agreement by and between Management Technologies, Inc. and Midland Associates.

                                     SIGNATURES
                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

          Dated:    New York, New York
                    October 15, 1995


                                             MANAGEMENT TECHNOLOGIES, INC.
                                             -----------------------------

                                                  (Registrant)


                                             /s/ Paul Ekon
                                                 ---------

                                             PAUL EKON
                                             Chief Executive Officer